FOR IMMEDIATE RELEASE

Contacts:	Jerry W. Nix, Vice Chairman and CFO — (770) 612-2048 Sidney G. Jones, Vice President-Investor Relations — (770) 818-4628

GENUINE PARTS COMPANY
REPORTS FIRST QUARTER 2009 RESULTS

Atlanta, Georgia, April 16, 2009 — Genuine Parts Company (NYSE: GPC) reported sales and earnings for the first quarter ended March 31, 2009. Thomas C. Gallagher, Chairman, President and Chief Executive Officer, announced today that sales totaling $2.4 billion were down 11% compared to the first quarter of 2008. Net income for the quarter was $89.2 million, a decrease of 28% over $123.5 million recorded in the same period of the previous year. Earnings per share on a diluted basis were 56 cents, down 25% compared to 75 cents for the first quarter last year.

Mr. Gallagher stated, “It was a challenging quarter for us, as the effects of the slower economy impacted each of our four business segments. The Automotive Group and S. P. Richards, our Office Products Group, both reported a 7% sales decrease, while Motion Industries, our Industrial Group, reported a 16% sales decline in the quarter, and EIS, our Electrical Group, had a 25% decrease. Our Industrial and Electrical businesses sell to the manufacturing segment of the economy, which has experienced an overall slowdown in activity over the past several quarters.”

Mr. Gallagher added, “While we are not pleased with our first quarter operating results, the balance sheet at March 31, 2009, remains in excellent condition and we continue to strengthen our financial position through working capital and asset management initiatives, as well as steady and strong cash flows. We believe the use of our cash in several key areas, such as the dividend, opportunistic share repurchases, the ongoing investment in each of our businesses and strategic complimentary types of acquisitions, serves to maximize the total return to shareholders.”

Mr. Gallagher concluded, “The effects of the economic slowdown are likely to persist for several more quarters. Clearly, these are challenging times; however, our expectation is to show gradual improvement in our overall results as the year progresses. The management teams in each of our business segments are focused on the diligent execution of their respective growth and operating strategies, the prudent management of their cost structure and the continued emphasis on further strengthening our balance sheet.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EST to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-316-2549, conference ID 85284172. A replay will also be available on the Company’s website or at 800-642-1687, conference ID 85284172, two hours after the completion of the call until 12:00 a.m. Eastern time on May 1, 2009.

Forward Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (“SEC”) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, the ability to maintain favorable supplier arrangements and relationships, changes in general economic conditions, the growth rate of the market for the Company’s products and services, competitive product and pricing pressures, including internet related initiatives, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in financial markets, including particularly the capital and credit markets, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company’s filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our Form 10-Q, 10-K, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2009	2008
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,444,496	$2,739,473
Cost of goods sold	1,712,295	1,919,990

	732,201	819,483
Selling, administrative & other expenses	587,533	627,802

Income before income taxes	144,668	191,681
Income taxes	55,509	68,138

Net income	$89,159	$123,543

Basic net income per common share	$.56	$.75
Diluted net income per common share	$.56	$.75
Weighted average common shares outstanding	159,444	164,977
Dilutive effect of stock options and non-vested restricted stock awards	219	729

Weighted average common shares outstanding – assuming dilution	159,663	165,706

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
	2009	2008
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,219,128	$1,305,887
Industrial	736,501	881,213
Office Products	412,748	442,392
Electrical/Electronic Materials	86,133	114,301
Other (1)	(10,014)	(4,320)

Total net sales	$2,444,496	$2,739,473

Operating profit:
Automotive	$87,407	$90,644
Industrial	34,175	68,992
Office Products	38,728	43,932
Electrical/Electronic Materials	5,668	9,010

Total operating profit	165,978	212,578
Interest expense, net	(7,096)	(7,154)
Other, net	(14,214)	(13,743)

Income before income taxes	$144,668	$191,681

Capital expenditures	$14,097	$21,762

Depreciation and amortization	$22,521	$22,684

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2009	2008
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$133,281	$161,519
Trade accounts receivable, net	1,211,337	1,303,787
Merchandise inventories, net	2,253,036	2,314,536
Prepaid expenses and other current assets	222,253	245,891

TOTAL CURRENT ASSETS	3,819,907	4,025,733
Goodwill and intangible assets, less accumulated amortization	158,427	114,489
Other assets	334,155	195,371
Net property, plant and equipment	412,366	419,825

TOTAL ASSETS	$4,724,855	$4,755,418

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$964,267	$1,002,742
Current portion of debt	-0-	250,000
Income taxes payable	70,883	78,994
Dividends payable	63,779	64,283
Other current liabilities	158,445	173,433

TOTAL CURRENT LIABILITIES	1,257,374	1,569,452
Long-term debt	500,000	250,000
Other long-term liabilities	110,207	111,064
Retirement benefits liabilities	448,844	89,766

Noncontrolling interests in subsidiaries	69,677	65,462
Common stock	159,446	163,818
Retained earnings and other	2,179,307	2,505,856

TOTAL EQUITY	2,408,430	2,735,136

TOTAL LIABILITIES AND EQUITY	$4,724,855	$4,755,418

NOTE: Certain prior period amounts have been reclassified to conform to current year presentation.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months
	Ended March 31,
	2009	2008
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$89,159	$123,543
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,521	22,684
Other	2,257	892
Changes in operating assets and liabilities	33,565	(2,527)

NET CASH PROVIDED BY OPERATING ACTIVITIES	147,502	144,592
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(14,097)	(21,762)
Acquisitions and other	(5,779)	(39,003)

NET CASH USED IN INVESTING ACTIVITIES	(19,876)	(60,765)
FINANCING ACTIVITIES:
Stock options exercised	142	752
Excess tax benefits from share-based compensation	—	217
Dividends paid	(62,148)	(60,789)
Purchase of stock	(116)	(94,325)

NET CASH USED IN FINANCING ACTIVITIES	(62,122)	(154,145)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	65,504	(70,318)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	67,777	231,837

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$133,281	$161,519